UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  April 17, 2006

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-131521	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4211 W. Boy Scout Boulevard
Tampa, FL 33607

(Address of Principal Executive Offices)

(813) 871-4811

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On April 17, 2006, Mueller Water Products, Inc. (the “Company”) and Jeffery W. Sprick, the Chief Financial Officer of the Company, entered into a letter agreement whereby Mr. Sprick will continue as Chief Financial Officer and Senior Vice President of the Company. A copy of the letter agreement between Mueller Water Products, Inc. and Jeffery W. Sprick is attached hereto as Exhibit 10.1

The April 17, 2006 letter agreement provides for an annual base salary for Mr. Sprick of $240,000, effective as of November 1, 2005, and an annual incentive bonus target of 50% of annual base salary, within a range of 0% - 200% of annual base salary, based on the achievement of operating income targets, anticipated return on net assets and individual goals. These targets have been set for fiscal 2006 based on the Company’s annual business plan and will be revised at the Board’s discretion for future fiscal periods. The letter agreement also provides for other benefits customarily accorded to our executives. If Mr. Sprick is terminated without cause, as more specifically set forth in the letter agreement, then for a period of 12 months after termination, Mr. Sprick will be entitled to payment of his annual base salary, annual incentive bonus, if any, and any fringe benefits, including health and life insurance benefits.

In addition, on April 17, 2006, Mr. Sprick and Walter Industries, Inc., the Company’s parent, entered into an Executive Change in Control Severance Agreement, that provides for twenty-four months of base salary, bonus, fringe benefits and outplacement services in the event Mr. Sprick is terminated without cause or due to constructive discharge, as specified in the agreement, within twenty-four months after a change in control of Walter Industries, as defined in the agreement. The form of Executive Change in Control Severance Agreement between Mr. Sprick and Walter Industries is substantially identical in form and substance to the Executive Change in Control Severance Agreement between Walter Industries, Inc. and Gregory E. Hyland dated September 16, 2005 and attached as an Exhibit to the Current Report on Form 8-K of Walter Industries, Inc. filed with the Securities and Exchange Commission on September 12, 2005.

Neither Mr. Sprick nor any member of his immediate family has or has had any material interest in any transaction or proposed transaction with the Company. Mr. Sprick has no family relationship with any director or executive officer of the Company. He will continue as an officer of the Company until the earlier of his termination of employment or the election of his successor by the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

10.1	Letter Agreement dated April 17, 2006 between Mueller Water Products, Inc. and Jeffery W. Sprick

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2006	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Victor P. Patrick
Victor P. Patrick
Vice President and Secretary